EXHIBIT 10.4

                                 PROMISSORY NOTE

 $3,000,000.00                                                 Tucson, Arizona
                                                               April 19, 2005

         FOR VALUE RECEIVED, Bronco Coal Company, an Utah corporation, the undersigned (the "MAKER") hereby unconditionally promises to pay to the order of Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP, having an address of 600 Montgomery Street, 44th Floor, San Francisco, California 94111 ("Payee") the principal sum of $3,000,000.00 to be funded as per annexed schedule, in lawful money of the United States of America. This note is interest bearing at the rate of eight percent (8%) per annum with interest accruing until the due date and shall become due and payable in one year (April 18, 2006).

         Should default occur, the total sum remaining unpaid shall bear interest at the rate of twelve percent (12%) per annum during any period of default from the date the last payment was made until the default is cured.

         The payment of principal is secured by (1) a Deed of Trust of even date herewith by and between Maker and Payee covering real property located in Carbon County, Utah (the "Second Deed of Trust"). An "Event of Default" under this Note shall exist if any of the following events shall occur and be continuing: (a) Maker shall fail to make any payment of principal due under this Note; or (b) Maker is in breach of or default under any provision contained in the Second Deed of Trust of even date herewith by and between Maker and Payee, the terms of which are incorporated herein by reference, or in any other agreement, document or other instrument executed by Maker from time to time in connection with the indebtedness evidenced hereby (hereinafter collectively referred to as the "Real Estate Purchase Contract Documents"; or (c) a default in any of Maker's obligations under a certain promissory note and Deed of Trust of even date made by Maker to PD Company, in which event payee herein at its sole option shall have the right to cure said default on the First Deed of Trust and Maker shall thereafter immediately transfer title to the Columbia Coal Mine to payee herein, at Maker's sole cost and expense. Maker herein shall promptly notify payee herein of any default under the aforementioned First Deed of Trust and/or promissory note; or (d) a failure of Maker to furnish payee within 45 days of the end of each quarter an unaudited quarterly statement of Maker and Bronco Energy Fund, Inc.; or (e) a failure of Maker herein to furnish payee within 90 days of the end of the fiscal year an audited statement of Maker and Bronco Energy Fund, Inc.

         Maker and each surety, endorser, guarantor and any other party ever liable for payment of any sums of money payable on this Promissory Note, jointly and severally waive presentment, protest, notice of protest and non-payment, demand and all legal diligence in enforcing collection and expressly agree that their liability under this Promissory Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by an release or change in any security for the payment of this Promissory Note, and hereby consent to any and all renewals, extensions, indulgences, releases and changes, regardless of the number of such renewals, extensions, indulgences, releases and changes.

         No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Promissory Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

         This Promissory Note is being executed and delivered, and is intended to be performed, in the State of Utah. The substantive laws of the State of Utah shall govern the validity, construction, enforcement and interpretation of this Promissory Note. In the event of a dispute involving this Promissory Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Salt Lake County, Utah. In the event Maker fails to timely pay principal and interest hereunder or causes an Event of Default to occur, Payee shall be entitled to recover its legal costs and reasonable attorneys' fees incurred as a result thereof.

         IN WITNESS WHEREOF, the undersigned have executed this document as of the day and year first above written with the approval and authority of the board of directors of Maker.

MAKER:

BRONCO COAL COMPANY, A UTAH CORPORATION
2920 N. SWAN ROAD
SUITE 206
TUCSON, ARIZONA 85712

By: /s/  Kevin Sherlock, Secretary